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                                                                  EXHIBIT 3.1(a)

                       RESTATED ARTICLES OF INCORPORATION

                               DIGITALTHINK, INC.

        The undersigned, Peter Goettner and Mario M. Rosati, hereby certify that:

        ONE: They are the duly elected President and Secretary, respectively, of the corporation.

        TWO: The Articles of Incorporation of the corporation shall be amended and restated to read in full as follows:

                                       I.

        The name of this corporation is DigitalThink, Inc.

                                       II.

        The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III.

        This corporation is authorized to issue three classes of stock to be designated, respectively, "Class A Common Stock," "Class B Common Stock" (collectively referred to as "Common Stock"), and "Preferred Stock." The total number of shares which the corporation is authorized to issue is 79,433,334 shares. 50,000,000 shares shall be Class A Common Stock. 1,500,000 shares shall be Class B Common Stock. 27,933,334 shares shall be Preferred Stock.

        The series of Preferred Stock are as follows:

        (1) 3,300,000 shares of Series A-1 Preferred Stock (the "Series A-1 Preferred");

        (2) 3,300,000 shares of Series A-2 Preferred Stock (the "Series A-2 Preferred");

        (3) 8,000,000 shares of Series B Preferred Stock (the "Series B Preferred");

        (4) 8,000,000 shares of Series C Preferred Stock (the "Series C Preferred");

        (5) 1,333,334 shares of Series C-1 Preferred Stock (the "Series C-1 Preferred"); and

        (6) 4,000,000 shares of Series D Preferred Stock (the "Series D Preferred").



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        The Series A-1 Preferred, the Series A-2 Preferred and any additional series that the corporation's board of directors may so designate pursuant to
Section 4(e)(ii) of Article IV are hereafter collectively referred to as the "Series A Preferred."

        The Series C Preferred and Series C-1 Preferred are hereafter collectively referred to as the "Series C Preferred Stock" and shall be identical in all respects, except that the Series C-1 Preferred Stock shall have no voting rights (except as otherwise expressly provided herein) and shall only be convertible into Class B Common Stock and the Series c preferred stock shall have voting rights and shall only be convertible into Class A Common Stock.

                                       IV.

        The rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock and Preferred Stock are as follows:

        1. Dividend Provisions. The holders of shares of Series A Preferred, Series B Preferred, Series C Preferred Stock and Series D Preferred shall be entitled to receive dividends, out of any assets legally available therefor, and prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, on a parity basis with each other, at the rate of $0.04, $0.06, $0.12 and $0.52 per share per annum, respectively (as adjusted for any stock dividends, combinations, stock splits, recapitalizations or the like) or, if greater (as determined on a per annum basis and on an as converted basis), an amount equal to that paid on any other outstanding shares of this corporation. Such dividends shall be payable when, as and if declared by the board of directors, and shall not be cumulative, and no right shall accrue to holders of Common Stock or Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior period. Dividends payable to the holders of Preferred Stock shall be payable in preference and priority to any payment of any dividend on the Common Stock.

        2. Liquidation Preference.

               (a) Series B, Series C and Series D Preferred Preference. In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, the holders of Series B Preferred, Series C Preferred Stock and Series D Preferred, on a pari passu basis, shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Series A Preferred or Common Stock by reason of their ownership thereof, an amount per share equal to $0.75 for each outstanding share of Series B Preferred, $1.50 for each outstanding share of Series C Preferred Stock and $6.50 for each outstanding share of Series D Preferred (as adjusted for any stock dividends, combinations, stock splits, recapitalizations or the like), plus an amount equal to any declared but unpaid dividends on such share up to the date fixed for distribution. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Preferred, Series C Preferred Stock and Series D Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, the entire assets and funds of this corporation legally available for distribution shall be distributed ratably


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among the holders of the Series B Preferred, Series C Preferred Stock and Series
D Preferred in proportion to the full preferential amount each such holder is otherwise entitled to receive.

               (b) Series A Preferred Preference. After the preference is fully paid to the holders of Series B Preferred, Series C Preferred Stock and Series D Preferred pursuant to Section 2(a), the holder of Series A Preferred shall be entitled to receive prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to $0.50 for each outstanding share of Series A Preferred (as adjusted for any stock dividends, combinations or splits), plus an amount equal to any declared but unpaid dividends on such share up to the date fixed for distribution. If, after the full distribution to the holders of Series B Preferred, Series C Preferred Stock and Series D Preferred, the assets and funds thus distributed among the holders of the Series A Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, the entire assets and funds of this corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred in proportion to the full preferential amount each such holder is otherwise entitled to receive.

               (c) Remaining Assets. After payment has been made to the holders of Series D Preferred, Series C Preferred Stock, Series B Preferred and Series A Preferred of the full amounts to which they shall be entitled pursuant to Sections 2(a) and 2(b), the remaining assets of the corporation available for distribution to shareholders shall be distributed pro rata among the holders of Common Stock.

               (d) Mergers. An (i) acquisition of this corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected primarily for the purposes of changing the domicile of the corporation) that results in the transfer of 50% or more of the outstanding voting power of this corporation, or (ii) sale, transfer or other disposition of all or substantially all of the assets of the corporation shall each be deemed to be a liquidation, dissolution or winding up of the corporation as those terms are used in Section 2. The corporation shall give holders of shares of Preferred Stock notice of any such transaction set forth in this Section 2(d) not later than the earlier of 20 days prior to the shareholders' meeting called to approve the transaction or 20 days prior to the closing of such transaction (such notice shall be deemed given upon the earlier of actual receipt thereof or deposit thereof in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, addressed to each holder of record at the address of such holder appearing on the books of the corporation). The corporation shall also notify the holders of Preferred Stock in writing of the final approval of such transaction.

               (e) Valuation of Consideration. If any assets of the corporation distributed to shareholders in connection with any liquidation, dissolution or winding up of the corporation are other than cash, then the value of the non-cash assets shall be deemed to be their fair market value, except that any securities to be distributed to shareholders in a liquidation, dissolution or winding up of the corporation shall be valued as follows:


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                      (i) if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) business days prior to the closing;

                      (ii) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) business days prior to the closing; and

                      (iii) if there is no active public market, the value shall be the fair market value thereof as mutually determined by the corporation and the holders of not less than a majority of the voting power of all then outstanding shares of Preferred Stock, provided that if the corporation and the holders of a majority of the voting power of all then outstanding shares of Preferred Stock are unable to reach agreement, then by independent appraisal by an investment banker hired and paid by the corporation, but acceptable to the holders of a majority of the voting power of all then outstanding shares of Preferred Stock.

        3. Redemption Rights.

               (a) Redemption at the Option of the Preferred Holders. Each series of Preferred Stock shall be redeemable in whole or in part at the option of each of the holders of outstanding shares of such series at any time and from time to time after July 19, 2001 if the Company has not completed a public offering of more than $15,000,000 of Company stock for not less than $8.00 per share (subject to proportionate adjustment for future stock dividends, combinations, stock splits, recapitalizations or the like). Such redemption right may be exercised by giving at least 90 days' notice prior to the date of commencement of the redemption (the "Redemption Date") by certified or registered mail, postage prepaid, to the corporation at its principal office. After receipt of such notice of a redemption pursuant to this Section 3(a), the corporation shall, to the extent it may lawfully do so, redeem all of the outstanding shares of Preferred Stock requested to be redeemed in six equal installments, each payable on the last day of each calendar quarter (commencing with the first calendar quarter ending after the 90 day notice period). The Redemption Price per share of the Series A Preferred shall be $0.50 plus a 25% compound annual rate of return from July 19, 1996, plus all declared but unpaid dividends. The Redemption Price per share of the Series B Preferred shall be $0.75 plus a 25% compound annual rate of return from June 1, 1997, plus all declared but unpaid dividends. The Redemption Price per share of the Series C Preferred Stock shall be $1.50 plus a 25% compound annual rate of return from October 30, 1998, plus all declared but unpaid dividends. The Redemption Price per share of the Series D Preferred shall be $6.50 plus a 25% compound annual rate of return from November 1, 1999, plus all declared but unpaid dividends. The Redemption Price of the Preferred Stock shall be proportionately adjusted for any stock dividends, combinations, stock splits, recapitalizations or the like. Any redemption of only a part of a series of the outstanding Preferred Stock to be redeemed by the corporation pursuant to this Section 3 shall be pro rata (based on the number of shares of such series then owned by each holder requesting redemption) as among all holders of such series of Preferred Stock requesting redemption.

               (b) Notice Regarding Redemption. At least thirty (30) but no more than sixty (60) days prior to any Redemption Date, written notice shall be mailed, postage prepaid, to each holder of


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record (determined at the close of business on the business day next preceding the day on which notice is given) of Preferred Stock to be redeemed, at his post office address last shown on the records of the corporation, notifying such holder of the redemption of such shares, specifying the Redemption Date, the Redemption Price and the date on which such holder's Conversion Rights (as hereinafter defined) as to such shares terminate (such Conversion Rights to expire on the day prior to the Redemption Date) and calling upon such holder to surrender to the corporation, in the manner and at the place designated in the continental United States, his certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as the "Redemption Notice"). Unless such holder elects to convert his shares in accordance with
Section 4 below prior to the Redemption Date, on or after the Redemption Date, each holder of Preferred Stock to be redeemed shall surrender his certificate or certificates representing such shares to the corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable as set forth in Section 3(a) to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on or prior to the Redemption Date, the funds necessary for such redemption shall have been set aside by the corporation and deposited with a bank or trust company, for the benefit of the holders of Preferred Stock whose shares are being redeemed in accordance with Section 3(c) below, then from and after the close of business on the Redemption Date, all rights of the holders of such shares as holders of Preferred Stock of the corporation (except the right to receive the Redemption Price upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the corporation or be deemed to be outstanding for any purpose whatsoever.

               (c) Trust Fund. On or prior to the Redemption Date, the corporation may deposit the Redemption Price of all shares of Preferred Stock designated for redemption in the Redemption Notice and not yet redeemed or converted with a bank or trust company having aggregate capital in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed or converted with irrevocable instructions and authority to the bank or trust company to pay the Redemption Price for such shares to their respective holders on or after the Redemption Date in accordance with Section 3(a) upon the receipt of notification from the corporation that such holder has surrendered its share certificate(s) to the corporation pursuant to Section 3(b). Any monies deposited by the corporation pursuant to this Section 3(c) for the redemption of shares thereafter converted into shares of Common Stock pursuant to Section 4 hereof no later than the close of business on the Redemption Date shall be returned to the corporation forthwith upon such conversion. The balance of any monies deposited by the corporation pursuant to this Section 3(c) remaining unclaimed at the expiration of one (1) year following the Redemption Date shall thereafter be returned to the corporation upon its request expressed in a resolution of the board of directors of the corporation, provided that the shareholder to which such monies would be payable hereunder shall be entitled, upon surrender of his certificates representing such shares of Preferred Stock to the corporation, to receive such monies but without interest from the Redemption Date.

               (d) Insufficient Funds. If the funds of the corporation legally available for redemption of Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of


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Preferred Stock requested to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of shares of Preferred Stock to be redeemed on such date ratably among the holders of such shares requested to be redeemed. At any time thereafter when additional funds of the corporation are legally available for the redemption of Preferred Stock, such funds will be immediately used to redeem the balance of the shares of Preferred Stock which the corporation became obligated to redeem on such Redemption Date but which it has not redeemed.

        4. Conversion. The holders of Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

               (a) Right to Convert. Each share of Preferred Stock shall be convertible into share(s) of Class A Common Stock without the payment of any additional consideration by the holder thereof and, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for the Preferred Stock. Notwithstanding the prior sentence, all shares of Series C-1 Preferred shall only be convertible into Class B Common Stock. Each share of each series of Preferred Stock shall be convertible into the number of fully paid and nonassessable shares of Class A or Class B Common Stock, as applicable, which results from dividing the Conversion Price (as hereinafter defined) per share in effect for such series of Preferred Stock at the time of conversion into the per share Conversion Value (as hereinafter defined) of such series of Preferred Stock. In addition, all shares of Series C-1 Preferred shall be convertible into the same number of shares of Series C Preferred and all shares of Series C Preferred held by a Regulated Shareholder (as defined in Section 8 below) shall be convertible into the same number of shares of Series C-1 Preferred, without the payment of any additional consideration by the holder thereof and, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for the Preferred Stock. The initial Conversion Price per share of the Series A Preferred shall be $0.50, and the Conversion Value per share of the Series A Preferred shall be $0.50. The initial Conversion Price per share of the Series B Preferred shall be $0.75, and the Conversion Value per share of the Series B Preferred shall be $0.75. The initial Conversion Price per share of the Series C Preferred Stock shall be $1.50, and the Conversion Value per share of the Series C Preferred Stock shall be $1.50. The initial Conversion Price per share of the Series D Preferred shall be $6.50, and the Conversion Value per share of the Series D Preferred shall be $6.50. The Conversion Price of the Series A Preferred, Series B Preferred, Series C Preferred Stock and Series D Preferred shall be subject to adjustment from time to time as provided in Section 4(e) below. The number of shares of Class A and Class B Common Stock, as applicable, into which a share of a series of Preferred Stock is convertible is hereinafter referred to as the "Conversion Rate" of such series.

               (b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Class A or Class B Common Stock, as applicable, at its then effective Conversion Rate (I) immediately upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, (the "Securities Act") covering the offer and sale of Common Stock in which (i) the public offering price equals or exceeds $8.00 per share (adjusted to reflect subsequent stock dividends, combinations, stock splits, recapitalizations or the like) and (ii) the aggregate proceeds raised equals or exceeds $15,000,000; (II) for each respective series of Preferred Stock, upon the vote of holders of eighty percent (80%) of the then outstanding shares of such series; or (III) for each respective series of


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Preferred Stock, at such time as less than fifteen (15%) of the originally issued shares of such series remain outstanding.

        (c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Preferred Stock and shall give written notice to the corporation at such office that he elects to convert the same (except that no such written notice of election to convert shall be necessary in the event of an automatic conversion pursuant to Section 4(b) hereof). The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted (except that in the case of an automatic conversion pursuant to Section 4(b)(I) hereof such conversion shall be deemed to have been made immediately prior to the closing of the offering referred to in Section 4(b)(I)) and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

        (d) Fractional Shares. In lieu of any fractional shares to which the holder of Preferred Stock would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock as determined by the board of directors of the corporation. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock of each holder to be converted at such time into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

        (e)Adjustment of Conversion Price.

               (i) Special Definitions. For purposes of this paragraph 4(e), the following definitions shall apply:

                      (1) "Excluded Stock" shall mean:

                           (A) all shares of Common Stock issued and outstanding
on the date this document is filed with the California Secretary of State and all shares of Common Stock issued or issuable upon conversion of any outstanding Preferred Stock;

                           (B) all shares of Common Stock, warrants or options
to purchase Common Stock or other securities issued or issuable to employees, consultants, directors, licensors, lessors and corporate partners of the corporation pursuant to plans and arrangements approved by the board of directors of the corporation;

                           (C) all shares of Series A-2 Preferred issued or
issuable upon conversion of Series A-1 Preferred;


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                           (D) all shares of Class A Common Stock issued or
issuable upon conversion of the Class B Common Stock;

                           (E) all shares of Class B Common Stock issued or
issuable upon conversion of the Class A Common Stock;

                           (F) all shares of Series C Preferred issued or
issuable upon conversion of the Series C-1 Preferred; and

                           (G) all shares of Series C-1 Preferred issued or
issuable upon conversion of the Series C Preferred.

All outstanding shares of Excluded Stock (including shares issuable upon conversion of the Preferred Stock) shall be deemed to be outstanding for all purposes of the computations of subparagraph 4(e)(iii) below.

                      (2) "Financing" means any issuance by the corporation of Common Stock (including securities exercisable for or convertible into Common Stock) in a transaction where the holders of Series A-1 Preferred are offered an opportunity to purchase their Preferred Stock Pro Rata Share of the additional shares of Common Stock (including securities exercisable for or convertible into Common Stock) issued in such transaction.

                      (3) "Preferred Stock Pro Rata Share" shall mean the amount determined by multiplying the total number of shares of Common Stock (including securities exercisable for or convertible into Common Stock) offered for sale by the corporation in a Financing to the holders of Series A-1 Preferred by a fraction (x) the numerator of which is the total number of shares of Series A-1 Preferred held by such holder and (y) the denominator of which is the total number of shares of Common Stock (including securities convertible into Common Stock) then outstanding.

                      (4) "Series A Dilutive Issuance" shall mean an issuance of Common Stock (including securities exercisable for or convertible into Common Stock) in a Financing for a consideration per share less than the Conversion Price of the Series A-1 Preferred in effect on the date of and immediately prior to such issue.

                      (5) "Participating Holder" shall mean any holder of Series A-1 Preferred that purchases at least its Preferred Stock Pro Rata Share of a Series A Dilutive Issuance.

                      (6) "Non-Participating Holder" shall mean any holder of Series A-1 Preferred that is not a Participating Holder.

                      (7) "Original Issue Date" shall mean the date on which the first share of Series A Preferred, Series B Preferred, Series C Preferred Stock or Series D Preferred was issued with respect to the conversion calculation for the respective series of Preferred Stock.


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               (ii) Shadow Preferred. In the event the corporation issues additional shares of Common Stock (including securities exercisable for or convertible into Common Stock), other than Excluded Stock, in a Series A Dilutive Issuance, each share of Series A-1 Preferred held by each and every Nonparticipating Holder shall, immediately prior to the closing (the "Closing") of the applicable Series A Dilutive Issuance, be automatically converted into
(a) the first time shares are converted pursuant to this clause (ii), one fully paid and nonassessable share of Series A-2 Preferred or (b) any subsequent time shares are converted pursuant to this clause (ii), one share of Preferred Stock designated Series A-(X) Preferred Stock where X is the next integer following the last series so issued hereunder. Upon the conversion of Series A-1 Preferred held by a Nonparticipating Holder as set forth herein, such shares of Series A-1 Preferred shall no longer be outstanding on the books of the corporation and the Nonparticipating Holder shall be treated for all purposes as the record holder of such shares of Series A-2 Preferred on the date of the Closing of the applicable Series A Dilutive Issuance.

               (iii) Adjustment of Conversion Price for Issuance of Common Stock. No adjustment in the Conversion Price of Series A-2 Preferred shall be made in respect of the issuance of additional shares of Common Stock (other than in the event of stock dividends, subdivisions, split-ups, combinations or recapitalizations which are covered by Sections 4(e) (iv), (v), (vi) and (vii)). The Conversion Price of Series A-1 Preferred, Series B Preferred, Series C Preferred Stock and Series D Preferred shall be subject to adjustment from time to time as follows:

               If the corporation shall issue any Common Stock (other than Excluded Stock) after the Original Issue Date, for a consideration per share less than the Conversion Price for any series of Preferred Stock in effect immediately prior to the issuance of such Common Stock (excluding stock dividends, subdivisions, split-ups, combinations, dividends or recapitalizations which are covered by Sections 4(e) (iv), (v), (vi) and (vii)), the Conversion Price for such series in effect immediately after each such issuance shall forthwith (except as provided in this Section 4(e)) be adjusted to a price equal to the quotient obtained by dividing:

                           (A) an amount equal to the sum of

                                (x) the total number of shares of Common Stock
outstanding (including any shares of Common Stock issuable upon conversion of the Preferred Stock, or deemed to have been issued pursuant to subdivision (3) of this clause (iii)) immediately prior to such issuance multiplied by the Conversion Price in effect immediately prior to such issuance, plus

                                (y) the consideration received by the
corporation upon such issuance, by

                           (B) the total number of shares of Common Stock
outstanding (including any shares of Common Stock issuable upon conversion of the Preferred Stock or deemed to have been issued pursuant to subdivision (3) of this clause (iii)) immediately prior to such issuance plus the additional shares of Common Stock issued in such issuance (but not including


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any additional shares of Common Stock deemed to be issued as a result of any adjustment in the Conversion Price resulting from such issuance).

                           For the purposes of this clause (iii), the following
provisions shall be applicable:

                                (1)In the case of the issuance of Common Stock
for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting any discounts or commissions paid or incurred by the corporation in connection with the issuance and sale thereof.

                                (2)In the case of the issuance of Common Stock
for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the board of directors of the corporation, in accordance with generally accepted accounting treatment; provided, however, that if, at the time of such determination, the corporation's Common Stock is traded in the over-the-counter market or on a national or regional securities exchange, the sum of such fair market value as determined by the board of directors of the corporation and any cash received shall not exceed the aggregate "Current Market Price" (as defined below) of the shares of Common Stock being issued.

                                (3)In the case of the issuance of (i) options to
purchase or rights to subscribe for Common Stock (other than Excluded Stock),
(ii) securities by their terms convertible into or exchangeable for Common Stock (other than Excluded Stock), or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities (other than Excluded Stock):

                                    (A) the aggregate maximum number of shares
of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above), if any, received by the corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustment) for the Common Stock covered thereby;

                                    (B) the aggregate maximum number of shares
of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities (assuming the satisfaction of any conditions to convertibility or exchangeability) and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above);


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                                    (C) on any change in the number of shares of
Common Stock deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, or on any change in the minimum purchase price of such options, rights or securities, including, but not limited to a change resulting from the antidilution provisions of such options, rights or securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon (x) the issuance of such options, rights or securities not exercised, converted or exchanged prior to such change, as the case may be, been made upon the basis of such change or (y) the options or rights related to such securities not converted or exchanged prior to such change, as the case may be, been made upon the basis of such change; and

                                    (D) on the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights, convertible or exchangeable securities or options or rights related to such convertible or exchangeable securities, as the case may be, been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such convertible or exchangeable securities or upon the exercise of the options or rights related to such convertible or exchangeable securities, as the case may be.

               (iv) If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Conversion Price of a series of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of such series of Preferred Stock shall be increased in proportion to such increase of outstanding shares.

               (v) If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, on the effective date of such combination, the Conversion Price of a series of Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of any shares of a series of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

               (vi) In case the corporation shall declare a cash dividend upon its Common Stock payable otherwise than out of retained earnings or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the corporation or other persons, assets (excluding cash dividends) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the corporation convertible into or exchangeable for Common Stock), then, in each such case, the holders of shares of a series of Preferred Stock shall, concurrent with the distribution to holders of Common Stock, receive a like distribution based upon the number of shares of Common Stock into which such series of Preferred Stock is convertible.

               (vii) In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares provided for elsewhere in this Section 4), or the consolidation or merger of the corporation with or into another person (other than a consolidation or merger in which the corporation is the continuing entity and which does not result in any change in the Common Stock), or of the sale or other disposition of all or substantially all the properties and assets of the corporation, the shares of a series of Preferred Stock shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the corporation or otherwise to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition he had converted his shares of such series of Preferred Stock into Common Stock. The provisions of this clause
(vii) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

               (viii) All calculations under this Section 4 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

               (ix) For the purpose of any computation pursuant to this Section 4(e), the "Current Market Price" at any date of one share of Common Stock, shall be deemed to be the average of the highest reported bid and the lowest reported offer prices on the preceding business day as furnished by the National Quotation Bureau, Incorporated (or equivalent recognized source of quotations); provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this clause (ix) are available for the period required hereunder, Current Market Price shall be determined in good faith by the board of directors of the corporation, but if challenged by the holders of more than 50% of the voting power of the outstanding Preferred Stock, then as determined by an independent appraiser selected by the board of directors of the corporation, the cost of such appraisal to be borne by the challenging parties.

        (f) Minimal Adjustments. No adjustment in the Conversion Price need be made if such adjustment would result in a change in the Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in the Conversion Price.

        (g) No Impairment. Without the prior consent of the holders of a majority of the voting power of the outstanding shares of each series of Preferred Stock, the corporation will not through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment.

        (h) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this Section 4, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Rate of such series at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversions of such holder's shares of Preferred Stock.

               (i) Notices of Record Date. In the event of any taking by the corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property or to receive any other right, the corporation shall mail to each holder of Preferred Stock at least ten (10) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution or right, and the amount and character of such dividend, distribution or right.

               (j) Reservation of Stock Issuable Upon Conversion. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of (i) Class A Common Stock solely for the purpose of effecting the conversion of the shares of Preferred Stock such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; (ii) Class B Common Stock solely for the purpose of effecting the conversion of the shares of Series C-1 Preferred such number of its shares of Class B Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series C-1 Preferred; (iii) Series C Preferred solely for the purpose of effecting the conversion of the shares of Series C-1 Preferred such number of its shares of Series C Preferred as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series C-1 Preferred; and
(iv) Series C-1 Preferred solely for the purpose of effecting the conversion of the shares of Series C Preferred such number of its shares of Series C-1 Preferred as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series C Preferred held by a Regulated Shareholder. If at any time the number of authorized but unissued shares of Common Stock or Preferred Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock or Preferred Stock, as the case may be, to such number of shares as shall be sufficient for such purpose, including, without limitation, using best efforts to obtain the requisite shareholder approval of any necessary amendment to the Restated Articles of Incorporation.

               (k) Notices. Any notice required by the provisions of this
Section 4 to be given to a holder of shares of Preferred Stock shall be deemed given three business days after deposit in the United States mail, registered or certified mail, return receipt requested, postage prepaid, and addressed to each holder of record at his address appearing on the books of the corporation.

        (l) Reissuance of Converted Shares. No shares of Preferred Stock which have been converted into Common Stock after the original issuance thereof shall ever again be reissued and all such shares so converted shall upon such conversion cease to be a part of the authorized preferred shares of the corporation.

        (m)Conversion Rights Applicable to a Regulated Shareholder's Series C Preferred Stock.

               (i) Conversion of Series C Preferred. Subject to and upon compliance with the provisions of this Section 4(m), any Regulated Shareholder (defined below in Section 9(h)) shall be entitled to convert, at any time and from time to time, any or all of the shares of Series C Preferred held by such shareholder into the same number of shares of Series C-1 Preferred.

               (ii) Conversion of Series C-1 Preferred. Subject to and upon compliance with the provisions of this Section 4(m), each record holder of Series C-1 Preferred shall be entitled at any time and from time to time in such holder's sole discretion and at such holder's option, to convert any or all of the shares of such holder's Series C-1 Preferred into the same number of shares of Series C Preferred; provided, however, that Series C-1 Preferred constituting Restricted Stock (defined below in Section 9(h)) with respect to a particular Regulated Shareholder may not be converted into Series C Preferred to the extent that immediately prior thereto, or as a result of such conversion, the number of shares of Series C Preferred which constitute such Restricted Stock held by all holders thereof would exceed the number of shares of Series C Preferred which such Regulated Shareholder reasonably determines it and its Affiliates (defined below in Section 9(h)) may own, control or have the power to vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such Regulated Shareholder or its Affiliates; and, provided, further. that each holder of Series C-1 Preferred may convert such shares into Series C Preferred if such holder reasonably believes that such converted shares will be transferred within fifteen (15) days pursuant to a Conversion Event (defined below in Section 9(h)) and such holder agrees not to vote any such shares of Series C Preferred prior to such Conversion Event and undertakes to promptly convert such shares back into Series C-1 Preferred if such shares are not transferred pursuant to a Conversion Event. Each Regulated Shareholder may provide for further restrictions upon the conversion of any shares of Restricted Stock by providing the corporation with signed, written instructions specifying such additional restrictions and legending such shares as to the existence of such restrictions.

               (iii) Conversion Procedure. Each conversion of shares of Series C-1 Preferred of the corporation into shares of Series C Preferred of the corporation shall be effected by the surrender of the certificate or certificates representing the shares to be converted (the "Preferred Converting Shares") at the principal office of the corporation (or such other office or agency of the corporation as the corporation may designated by written notice to the holders of Series C-1 Preferred) at any time during its usual business hours, together with written notice by the holder of such Preferred Converting Shares, stating that such holder desires to convert the Preferred Converting Shares, or a stated number of the shares represented by such certificate or certificates, into an equal number of shares of the class into which such shares may be converted (the "Preferred Converted Shares"). Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Preferred Converted Shares are to be issued and shall include instructions for the delivery thereof. The corporation shall promptly notify each Regulated Shareholder of its receipt of such notice. Promptly after such surrender and the receipt of such written notice, the corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates evidencing the Preferred Converted Shares issuable upon such conversion, and the corporation will deliver to the converting holder a certificate (which shall contain such legends as were set forth on the surrendered certificate or certificates) representing any shares which were represented by the certificate or certificates that were delivered to the corporation in connection with such conversion, but which were not converted; provided, however, that if such conversion is subject to paragraph (iv) of this Section 4(m), the corporation shall not issue such certificate or certificates until the expiration of the Preferred Deferral Period referred to therein. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received by the corporation, and at such time the rights of the holder of the Preferred Converting Shares as such holder shall cease (except that, in the case of a conversion subject to paragraph (iv) of Section 4(m) below, the conversion shall be deemed to be effective upon the expiration of the Preferred Deferral Period referred to therein) and the person or persons in whose name or names the certificate or certificates for the Preferred Converted Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Preferred Converted Shares. Upon issuance of shares in accordance with this
Section 4(m), such Preferred Converted Shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable. The corporation shall take all such actions as may be necessary to assure that all such shares of Series C Preferred may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Series C Preferred may be listed (except for official notice of issuance which will be immediately transmitted by the corporation upon issuance). The corporation shall not close its books against the transfer of shares of Series C Preferred in any manner which would interfere with the timely conversion of any shares of Series C-1 Preferred.

        Notwithstanding any provision of this Section 4(m) to the contrary, each holder of Series C-1 Preferred shall be entitled to convert shares of Series C-1 Preferred in connection with any Conversion Event if such holder reasonably believes that such Conversion Event will be consummated, and a written request for conversion from any holder of Series C-1 Preferred to the corporation stating such holder's reasonable belief that a Conversion Event shall occur shall be conclusive and shall obligate the corporation to effect such conversion in a timely manner so as to enable each such holder to participate in such Conversion Event. The corporation will not cancel the shares of Series C-1 Preferred so converted before the 15th day following such Conversion Event and will reserve such shares until such 15th day for reissuance in compliance with the next sentence. If any shares of Series C-1 Preferred are converted into shares of Series C Preferred in connection with a Conversion Event and such shares of Series C Preferred are not actually distributed, disposed of or sold pursuant to such Conversion Event, such shares of Series C Preferred shall be promptly converted back into the same number of shares of Series C-1 Preferred.

               (iv) Notice of Conversion to Other Regulated Shareholders; Deferral. The corporation shall not convert or directly or indirectly redeem, purchase or otherwise acquire any shares of Series C Preferred or any other class of capital stock of the corporation or take any other action affecting the voting rights of such shares, if such action will increase the percentage of any class of outstanding voting securities owned or controlled by any Regulated Shareholder (other than any such shareholder which requested that the corporation take such action, or which otherwise waives in writing its rights under this paragraph (iv) of this Section 4(m)), unless the corporation gives written notice (the "Preferred Deferral Notice" ) of such action to each Regulated Shareholder. The corporation will defer making any such conversion, redemption, purchase or other acquisition, or taking any such other action for a period of twenty (20) days (the "Preferred Deferral Period") after giving the Preferred Deferral Notice in order to allow each Regulated Shareholder to determine whether it wishes to convert or take any other action with respect to the Series C Preferred it owns, controls or has the power to vote, and if any such Regulated Shareholder then elects to convert any shares of Series C Preferred, it shall notify the corporation in writing within ten (10) days of the issuance of the Preferred Deferral Notice, in which case the corporation shall (i) promptly notify from time to time prior to the end of such 20-day period each other Regulated Shareholder holding shares of each proposed conversion, and (ii) effect the conversions requested by all Regulated Shareholders in response to the notices issued pursuant to this paragraph (iv) of this Section 4(m) at the end of the Preferred Deferral Period. Upon complying with the procedures hereinabove set forth in this paragraph (iv) of this Section 4(m), the corporation may so convert or directly or indirectly redeem, purchase or otherwise acquire any shares of Series C Preferred or any other class of capital stock of the corporation or take any other action affecting the voting rights of such shares.

        5. Voting Rights.

               (a) Generally. Except as otherwise required by law or as otherwise set forth herein, the holder of each share of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each share of Preferred Stock could be converted on the record date for the vote or consent of shareholders and shall have voting rights and powers equal to the voting rights and powers of the Common Stock into which such Preferred Stock could be converted. The holder of each share of Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of the corporation and upon any other matter submitted to a vote of shareholders, except those matters required by law to be submitted to a class vote. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half rounded upward to one).

               (b) Election of Directors. As long as an aggregate of 1,000,000 shares of Series A Preferred are outstanding, at each election of directors, the holders of the then outstanding shares of Series A Preferred, voting as a separate class, shall be entitled to elect one member of the corporation's board of directors. The holders of Series B Preferred, voting as a separate class, shall be entitled to elect one member of the corporation's board of directors. The remaining members of the board of directors shall be elected by the holders of Preferred Stock (other than the Series C-1 Preferred), on an as-if converted to common stock basis, and Common Stock (other than the Class B Common Stock), voting together as a single class. Subject to Section 302 and Section 303 of the California Corporations Code, any director who shall have been elected by a specified group of shareholders may be removed during the aforesaid term of office, either for or without cause, by, and only by, the affirmative vote of the holders of a majority of the shares of such specified group, given at a special meeting of such shareholders duly called or by an action by written consent for that purpose. Any vacancy in the board of directors caused by the removal, resignation or death of any such director who shall have been elected by a specified group of shareholders or the declaration by the board of directors that the office of such director is vacant because such director has been declared of unsound mind by a court or convicted of a felony may be filled by, and only by, the vote of the holders of a majority of the shares of such specified group given at a special meeting of such shareholders or by an action by written consent.

        6. Protective Provisions.

               (a) In addition to any other class vote that may be required by law, so long as any shares of Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of each series of the then outstanding shares of Preferred Stock, with each series voting as a separate class (with the exception of the Series C-1 Preferred Stock, which shall have no voting rights):

                      (i) Amend Articles to Alter Rights, Preferences or Privileges of Preferred Stock. Amend the Articles of Incorporation to change the authorized number of Preferred Stock, Series A Preferred, Series B Preferred, Series C Preferred Stock or Series D Preferred or alter or change the rights, preferences or privileges of any series of Preferred Stock;

                      (ii) Senior Securities. Authorize or issue new shares, obligate itself to authorize or issue new shares or reclassify the existing shares having dividend, liquidation or other rights or preferences equal to or superior to the existing series of Preferred Stock; or

                      (iii) Adversely Affect Rights. Amend the Articles of Incorporation in a manner that adversely affects the rights, preferences or privileges of the Series A Preferred, Series B Preferred, Series C Preferred Stock or Series D Preferred.

               (b) So long as any shares of Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Preferred Stock, with all series voting as a single class (with the exception of the Series C-1 Preferred Stock, which shall have no voting rights):

                      (i) Merger or Consolidation. Enter into a merger or consolidation of the corporation with one or more other corporations in which the shareholders of this corporation after such merger or consolidation hold stock representing less than a majority of the voting power of the outstanding stock of the surviving corporation;

                      (ii) Sale of Assets. Sell, convey or otherwise dispose of or encumber all or substantially all of its assets;

                      (iii) Liquidation, Dissolution. Liquidate or dissolve this corporation; or

                      (iv) Dividends, Distribution. Declare or pay any dividends on, or make any distributions with respect to, any shares of any equity security of any kind of this corporation, other than (i) dividends on Common Stock payable solely in Common Stock, and (ii) dividends or distributions made in accordance with Sections 1, 2 or 3 of this Article IV;

        7. Repurchase of Shares. In connection with repurchases by this corporation of its Common Stock, pursuant to its agreements with certain of the holders thereof, Sections 502 and 503 of the California General Corporation Law shall not apply in whole or in part with respect to such repurchases.

        8. Special Rights of Common Stock All shares of Class A Common Stock and Class B Common Stock will be identical and will entitle the holders thereof to the same rights and privileges, except as otherwise provided herein.

               (a)Voting Rights.

                      (i) Class A Common Stock. Except as set forth herein or as otherwise required by law, each outstanding share of Class A Common Stock shall be entitled to vote on each matter on which the shareholders of the corporation shall be entitled to vote, and each holder of Class A Common Stock shall be entitled to one vote for each share of such stock held by such holder. Except as otherwise provided by law, the Class A Common Stock shall possess full and complete voting power for the election of directors.

                      (ii) Class B Common Stock. Except as set forth herein or as otherwise required by law, each outstanding share of Class B Common Stock shall not be entitled to vote on any matter on which the shareholders of the corporation shall be entitled to vote, and shares of Class B Common Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters; provided that the holders of Class B Common Stock shall have the right to vote as a separate class on any merger or consolidation of the corporation with or into another entity or entities, or any recapitalization or reorganization, in which shares of Class B Common Stock would receive or be exchanged for consideration different on a per share basis from consideration received with respect to or in exchange for the shares of Class A Common Stock or would otherwise be treated differently from shares of Class A Common Stock in connection with such transaction, except that shares of Class B Common Stock may, without such a separate class vote, receive or be exchanged for non-voting securities which are otherwise identical on a per share basis in amount and form to the voting securities received with respect to or exchanged for the Class A Common Stock so long as (A) such non-voting securities are convertible into such voting securities on the same terms as the Class B Common Stock is convertible into Class A Common Stock and (B) all other consideration is equal on a per share basis. Notwithstanding the foregoing, holders of shares of the Class B Common Stock shall be entitled to vote as a separate class on any amendment to this paragraph (ii) of this Section 8(a) and on any amendment, repeal or modification of any provision of these Articles of Incorporation that adversely affects the powers, preferences or special rights of holders of the Class B Common Stock.

               (b) Dividends. Any dividend or distribution on the Common Stock shall be payable on shares of Class A Common Stock and Class B Common Stock, share and share alike; provided, that (i) in the case of dividends payable in shares of Common Stock of the corporation, or options, warrants or rights to acquire shares of such Common Stock, or securities convertible into or exchangeable for shares of such Common Stock, the shares, options, warrants, rights or securities so payable shall be payable in shares of, or options, warrants or rights to acquire, or securities convertible into or exchangeable for, Common Stock of the same class upon which the dividend or distribution is being paid and (ii) if the dividends consist of other voting securities of the corporation, the corporation shall make available to each holder of Class B Common Stock, at such holder's request, dividends consisting of non-voting securities of the corporation which are otherwise identical to the voting securities and which are convertible into or exchangeable for such voting securities on the same terms as the Class B Common Stock is convertible into the Class A Common Stock.

               (c) Conversion.

                      (i) Conversion of Class A Common Stock. Subject to and upon compliance with the provisions of this Section 8(c), any Regulated Shareholder (defined below) shall be entitled to convert, at any time and from time to time, any or all of the shares of Class A Common Stock held by such shareholder into the same number of shares of Class B Common Stock.

                      (ii) Conversion of Class B Common Stock. Subject to and upon compliance with the provisions of this Section 8(c), each record holder of Class B Common Stock shall be entitled at any time and from time to time in such holder's sole discretion and at such holder's option, to convert any or all of the shares of such holder's Class B Common Stock into the same number of shares of Class A Common Stock; provided, however, that Class B Common Stock constituting Restricted Stock (defined below) with respect to a particular Regulated Shareholder may not be converted into Class A Common Stock to the extent that immediately prior thereto, or as a result of such conversion, the number of shares of Class A Common Stock which constitute such Restricted Stock held by all holders thereof would exceed the number of shares of Class A Common Stock which such Regulated Shareholder reasonably determines it and its Affiliates (defined below) may own, control or have the power to vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such Regulated Shareholder or its Affiliates; and, provided, further. that each holder of Class B Common Stock may convert such shares into Class A Common Stock if such holder reasonably believes that such converted shares will be transferred within fifteen (15) days pursuant to a Conversion Event (defined below) and such holder agrees not to vote any such shares of Class A Common Stock prior to such Conversion Event and undertakes to promptly convert such shares back into Class B Common Stock if such shares are not transferred pursuant to a Conversion Event. Each Regulated Shareholder may provide for further restrictions upon the conversion of any shares of Restricted Stock by providing the corporation with signed, written instructions specifying such additional restrictions and legending such shares as to the existence of such restrictions.

                      (iii) Conversion Procedure. Each conversion of shares of Common Stock of the corporation into shares of another class of Common Stock of the corporation shall be effected by the surrender of the certificate or certificates representing the shares to be converted (the

"Common Converting Shares") at the principal office of the corporation (or such other office or agency of the corporation as the corporation may designated by written notice to the holders of Common Stock) at any time during its usual business hours, together with written notice by the holder of such Common Converting Shares, stating that such holder desires to convert the Common Converting Shares, or a stated number of the shares represented by such certificate or certificates, into an equal number of shares of the class into which such shares may be converted (the "Common Converted Shares"). Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Common Converted Shares are to be issued and shall include instructions for the delivery thereof. The corporation shall promptly notify each Regulated Shareholder of its receipt of such notice. Promptly after such surrender and the receipt of such written notice, the corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates evidencing the Common Converted Shares issuable upon such conversion, and the corporation will deliver to the converting holder a certificate (which shall contain such legends as were set forth on the surrendered certificate or certificates) representing any shares which were represented by the certificate or certificates that were delivered to the corporation in connection with such conversion, but which were not converted; provided, however, that if such conversion is subject to paragraph
(iv) of this Section 8(c), the corporation shall not issue such certificate or certificates until the expiration of the Common Deferral Period referred to therein. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received by the corporation, and at such time the rights of the holder of the Converting Shares as such holder shall cease (except that, in the case of a conversion subject to paragraph (iv) of this Section 8(c) below, the conversion shall be deemed to be effective upon the expiration of the Common Deferral Period referred to therein) and the person or persons in whose name or names the certificate or certificates for the Common Converted Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Common Converted Shares. Upon issuance of shares in accordance with this Section 8(c), such Common Converted Shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable. The corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which will be immediately transmitted by the corporation upon issuance). The corporation shall not close its books against the transfer of shares of Common Stock in any manner which would interfere with the timely conversion of any shares of Common Stock.

        Notwithstanding any provision of this Section 8(c) to the contrary, each holder of Class B Common Stock shall be entitled to convert shares of Class B Common Stock in connection with any Conversion Event if such holder reasonably believes that such Conversion Event will be consummated, and a written request for conversion from any holder of Class B Common Stock to the corporation stating such holder's reasonable belief that a Conversion Event shall occur shall be conclusive and shall obligate the corporation to effect such conversion in a timely manner so as to enable each such holder to participate in such Conversion Event. The corporation will not cancel the shares of Class B Common Stock so converted before the 15th day following such Conversion Event and will reserve such shares until such 15th day for reissuance in compliance with the next sentence. If any shares of Class B Common Stock are converted into shares of Class A Common Stock in connection with a Conversion Event and such shares of Class A Common Stock are not actually distributed, disposed of or sold pursuant to such Conversion Event, such shares of Class A Common Stock shall be promptly converted back into the same number of shares of Class B Common Stock.

                      (iv) Notice of Conversion to Other Regulated Shareholders; Deferral. The corporation shall not convert or directly or indirectly redeem, purchase or otherwise acquire any shares of Class A Common Stock or any other class of capital stock of the corporation or take any other action affecting the voting rights of such shares, if such action will increase the percentage of any class of outstanding voting securities owned or controlled by any Regulated Shareholder (other than any such shareholder which requested that the corporation take such action, or which otherwise waives in writing its rights under this paragraph (iv) of this Section 8(c)), unless the corporation gives written notice (the "Common Deferral Notice" ) of such action to each Regulated Shareholder. The corporation will defer making any such conversion, redemption, purchase or other acquisition, or taking any such other action for a period of twenty (20) days (the "Common Deferral Period") after giving the Common Deferral Notice in order to allow each Regulated Shareholder to determine whether it wishes to convert or take any other action with respect to the Common Stock it owns, controls or has the power to vote, and if any such Regulated Shareholder then elects to convert any shares of Class A Common Stock, it shall notify the corporation in writing within ten (10) days of the issuance of the Common Deferral Notice, in which case the corporation shall (i) promptly notify from time to time prior to the end of such 20-day period each other Regulated Shareholder holding shares of each proposed conversion, and (ii) effect the conversions requested by all Regulated Shareholders in response to the notices issued pursuant to this paragraph (iv) of this Section 8(c) at the end of the Common Deferral Period. Upon complying with the procedures hereinabove set forth in this paragraph (iv) of this Section 8(c), the corporation may so convert or directly or indirectly redeem, purchase or otherwise acquire any shares of Class A Common Stock or any other class of capital stock of the corporation or take any other action affecting the voting rights of such shares.

        9. Other Provisions Regarding Preferred Stock and Common Stock.

           (a) Restrictions on Redemptions, Etc. The corporation shall not redeem, purchase, acquire or take any other action affecting outstanding shares of Preferred Stock or Common Stock, including, without limitation, the amendment of the corporation's Restated Articles of Incorporation, if, after giving effect to such redemption, purchase, acquisition or other action, a Regulated Shareholder would own more than 4.99% of any class of voting securities of the corporation (other than any class of voting securities which is (or is made prior to any such redemption, purchase, acquisition or other action) convertible into a class of non-voting securities which are otherwise identical to the voting securities and convertible into such voting securities on terms reasonably acceptable to such Regulated Shareholder) or more than 24.99% of the total equity of the corporation or more than 24.99% of the total value of all capital stock and subordinated debt of the corporation (in each case determined by assuming such Regulated Holder (but no other holder) has exercised, converted or exchanged all of its options, warrants and other convertible or exchangeable securities). The corporation shall not be a party to any merger, consolidation, recapitalization, reorganization or other transaction pursuant to which a Regulated Holder would be required to take any Securities or subordinated debt which might reasonably be expected to cause such person to have a Regulatory Problem.

               (b) Stock Splits; Adjustments. If the corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of the Preferred Stock, Class A Common Stock or the Class B Common Stock, then the outstanding shares of each other class of Preferred Stock and Common Stock shall be subdivided or combined, as the case may be, to the same extent, share and share alike, and effective provision shall be made for the protection of the conversion rights hereunder.

               In case of any reorganization, reclassification or change of shares of the Preferred Stock, Class A Common Stock or Class B Common Stock (other than a change in par value or from par to no par value or as a result of subdivision or combination), or in case of any consolidation of the corporation with one or more corporations or a merger of the corporation with another corporation (other than a consolidation or merger in which the corporation is the resulting or surviving corporation and which does not result in any reclassification or change of outstanding shares of Preferred Stock, Class A Common Stock or Class B Common Stock), each holder of a share of Preferred Stock, Class A Common Stock or Class B Common Stock shall have the right at any time thereafter, so long as the conversion right hereunder with respect to such share would exist had such event not occurred, to convert such share into the kind and amount of shares of stock and other securities and properties (including cash) receivable upon such reorganization, reclassification, change, consolidation or merger by a holder of the number of shares of Preferred Stock, Class A Common Stock or Class B Common Stock into which such shares of Preferred Stock, Class A Common Stock or Class B Common Stock, as the case may be, might have been converted immediately prior to such reorganization, reclassification, change, consolidation or merger. In the event of such reorganization, reclassification, change, consolidation or merger, effective provision shall be made in the certificate of incorporation of the resulting or surviving corporation or otherwise for the protection of the conversion rights of the shares of Preferred Stock, Class A Common Stock and Class B Common Stock that shall be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of such shares of Preferred Stock, Class A Common Stock or Class B Common Stock into which such Preferred Stock, Class A Common Stock or Class B Common Stock might have been converted immediately prior to such event.

               (c) Reservation of Shares. In addition to the reservation of shares provided for in Section 4(j) above, the corporation shall at all times reserve and keep available out of its authorized but unissued shares of (i) Class A Common Stock solely for the purpose of effecting the conversion of the shares of Class B Common Stock such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock; and (ii) Class B Common Stock solely for the purpose of effecting the conversion of the shares of Class A Common Stock such number of its shares of Class B Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class A Common Stock held by a Regulated Shareholder

               (d) No Charge. The issuance of certificates for shares of any class of Preferred Stock or Common Stock (upon conversion of shares of any other class of Preferred Stock or Common Stock or otherwise) shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the corporation in connection with such conversion and/or the issuance of shares of Preferred Stock or Common Stock; provided, however, that the corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock or Common Stock converted.

               (e) Registration of Transfer. The corporation shall keep at its principal office (or such other place as the corporation reasonable designates) a register for the registration of shares of Preferred Stock and Common Stock. Upon the surrender of any certificate representing shares of any class of Preferred Stock or Common Stock at such place, the corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the corporation forthwith shall cancel such surrendered certificate. Each such new certificate will represent such number of shares of such class as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate. Subject to any other restrictions on transfer to which such holder or such shares may be bound, the corporation will also register such new certificate in such name as requested by the holder of the surrendered certificate.

               (f) Replacement. Upon receipt of evidence reasonably satisfactory to the corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Preferred Stock or Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonable satisfactory to the corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

               (g) Notices. All notices referred to herein shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the corporation at its principal executive offices and to any shareholder at such holder's address as it appears in the stock records of the corporation (unless otherwise specified in a written notice to the corporation by such holder).

               (h) Definitions. As used herein, the following terms shall have the meanings shown below:

                      (i) " Affiliate" shall mean with respect to any Person, any other person, directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of the above definition, the term "control" (including with correlative meaning, the terms

"controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                      (ii) " Conversion Event" shall mean (a) any public offering or public sale of securities of the corporation (including a public offering registered under the Securities Act of 1933 and a public sale pursuant to Rule 144 of the Securities and Exchange Commission or any similar rule then in force), (b) any sale of securities of the corporation to a person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended (the "1934 Act")) if, after such sale, such person or group of persons in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the corporation's directors (provided that such sale has been approved by the corporation's Board of Directors or a committee thereof), (c) any sale of securities of the corporation to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons in the aggregate would own or control securities of the corporation (excluding any Series C-1 Preferred or Class B Common being converted and disposed of in connection with such Conversion Event) which possess in the aggregate the ordinary voting power to elect a majority of the corporation's directors, (d) any sale of securities of the corporation to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than two percent (2%) of the outstanding securities of any class of voting securities of the corporation, and (e) a merger, consolidation or similar transaction involving the corporation if, after such transaction, a person or group of persons (within the meaning of the 1934
Act) in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving corporation's directors (provided that the transaction has been approved by the corporation's Board of Directors or a committee thereof).

                      (iii) " Person" or "person" shall be construed broadly and shall include an individual, a partnership, a limited liability company, a corporation, a trust, a joint venture, an unincorporated organization or a government or any department or agency thereof.

                      (iv) " Regulatory Problem" means any set of facts or circumstance wherein it has been asserted by any governmental regulatory agency (or a Regulated Shareholder reasonably believes that there is a risk of such assertion) that such Regulated Shareholder is not entitled to acquire, own, hold or control or exercise any significant right (including the right to vote) with respect to, any Securities of the corporation or any subsidiary of the corporation.

                      (v) " Regulated Shareholder" shall mean BT Investment Partners, Inc. and any other shareholder (i) that is subject to the provisions of Regulation Y of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 225 (or any successor to such Regulation); (ii) that holds shares of Preferred Stock or Common Stock (or other securities convertible into Common Stock) of the corporation; and (iii) that has provided written notice to the corporation of its status as a "Regulated Shareholder" hereunder.

                      (vi) " Restricted Stock" means, with respect to any Regulated Shareholder, any outstanding shares of Series C Preferred Stock, Class A Common Stock and/or Class B Common Stock ever held of record by such Regulated Shareholder or its Affiliates, excluding treasury shares; provided, however, that any such shares shall cease to be Restricted Stock with respect to such Regulated Shareholder when such shares are transferred in a transaction which is a Conversion Event or are acquired by the corporation or any subsidiary of the corporation; and provided, further, that the corporation shall have no responsibility for determining whether any outstanding shares of Series C Preferred Stock, Class A Common Stock and/or Class B Common Stock constitute Restricted Stock with respect to any particular Regulated Shareholder, but shall instead by entitled to receive, and rely exclusively upon, a written notice provided by such Regulated Shareholder designating such shares as Restricted Stock.

                                       V.

        1. Limitation of Directors' Liability. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

        2. Indemnification of Corporate Agents. This corporation is authorized to indemnify its agents to the fullest extent permissible under California law. For purposes of this provision the term "agent" has the meaning set forth in
Section 317 of the California Corporations Code.

        3. Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article V shall not adversely affect any right of indemnification or limitation of liability of an agent of this corporation relating to acts or omissions occurring prior to such repeal or modification.

        THREE: The foregoing Amendment and Restatement of the Articles of Incorporation has been approved by the Board of Directors.

        FOUR: The foregoing Amendment and Restatement of the Articles of Incorporation has been duly approved by the required vote of the shareholders in accordance with Section 903 of the Corporations Code. The total number of outstanding shares entitled to vote with respect to the amendment is 4,098,208 shares of Common Stock, 3,184,000 shares of Series A-1 Preferred Stock, 7,720,001 shares of Series B Preferred Stock and 7,690,973 shares of Series C Preferred Stock. There are no shares of Series A-2 Preferred Stock outstanding and the 213,334 shares of Series C-1 Preferred Stock are not entitled to vote on this amendment. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was a majority of the outstanding shares of Common Stock, a majority of the outstanding shares of Series A Preferred Stock, a majority of the outstanding shares of Series B Preferred Stock and a majority of the outstanding shares of Series C Preferred Stock, each voting as a separate class.

        We declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge. Executed at San Francisco, California on October 29, 1999.

                                           /s/ PETER GOETTNER
                                           -------------------------------
                                           Peter Goettner, President

                                           /s/ MARIO M. ROSATI
                                           -------------------------------
                                           Mario M. Rosati, Secretary